                                                                  March 29, 1996

To the Stockholders of Albany International Corp.:

    You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Albany International Corp. which will be held at the Company's Press Fabrics Division, 253 Troy Road (Route 4), East Greenbush, New York at 10:00 a.m. on Tuesday, May 14, 1996. Please join us prior to the Annual Meeting at 9:30 a.m. to meet the Directors in the meeting room. Refreshments will be served.

    Following the Annual Meeting, at approximately 10:30 a.m., we will conduct a tour of the Press Fabrics Division.

    If you plan to attend the meeting and the plant tour, please so indicate on the enclosed reply card so that we can make the necessary arrangements. The reply card and your completed proxy should be mailed separately. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

    Information about the meeting, including a description of the various matters on which the stockholders will act, will be found in the formal Notice of Annual Meeting and in the Proxy Statement which is attached. The Annual Report for the fiscal year ended December 31, 1995 is being mailed to you with these materials.

Sincerely yours,

            [SIG]                                        [SIG]
 J. SPENCER STANDISH                               FRANCIS L. McKONE
 CHAIRMAN OF THE BOARD                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           ALBANY INTERNATIONAL CORP.
                        1373 BROADWAY, ALBANY, NEW YORK
            MAILING ADDRESS: P. O. BOX 1907, ALBANY, NEW YORK 12201

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1996

    The Annual Meeting of Stockholders of Albany International Corp. will be held at the Company's Press Fabrics Division, 253 Troy Road (Route 4), East Greenbush, New York, on Tuesday, May 14, 1996 at 10:00 a.m., Eastern Time, for the following purposes:

         1. To elect eight Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

         2. To consider and take action on a proposed Directors Annual Retainer Plan providing for payment of 50% of the annual retainer in Class A Common Stock.

         3. To consider and take action on a proposal to elect Coopers & Lybrand as auditors for the Company for 1996.

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 15, 1996 will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

    Whether or not you plan to be present at the Annual Meeting, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY to ensure that your shares are voted. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                                   CHARLES B. BUCHANAN
                                                        SECRETARY

March 29, 1996

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. ("the Company"), 1373 Broadway, Albany, New York (P.O. Box 1907, Albany, New York 12201), of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 14, 1996 and at any adjournment or adjournments thereof. Each properly executed proxy in such form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. If a stockholder is a participant in the Company's Dividend Reinvestment Plan, the Albany International Corp. Prosperity Plus 401(k) Plan or the Albany International Corp. Prosperity Plus ESOP, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder's account in such plans. A proxy may be revoked at any time prior to the voting thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about March 29, 1996.

    The only persons entitled to vote at the Annual Meeting and any adjournment or adjournments thereof are (1) holders of record at the close of business on March 15, 1996 of the 24,706,223 shares of the Company's Class A Common Stock outstanding on such date and (2) holders of record at the close of business on March 15, 1996 of the 5,615,563 shares of the Company's Class B Common Stock outstanding on such date. Each share of Class A Common Stock is entitled to one vote on each matter to be voted upon. Each share of Class B Common Stock is entitled to ten votes on each matter to be voted upon.

    Under the by-laws of the Company, the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for approval of the Directors Annual Retainer Plan and the election of directors and a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for the election of the auditors. Shares present at the meeting in person or by proxy and entitled to vote which abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote. Broker non-votes will be treated as shares present at the meeting which are entitled to vote but which fail to do so. In the case of approval of the Directors Annual Retainer Plan and the election of auditors, an abstention or failure to vote will have the same effect as a negative vote, whether or not this effect is intended.

                             ELECTION OF DIRECTORS

    Eight members of the Board of Directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the eight nominees listed below, all of whom are presently serving as directors. If any nominee should be unavailable to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of Directors.

                  J. SPENCER STANDISH joined the Company in 1952. He has been a  Director of the Company since 1958. He has served as Chairman of the Board since
   [PHOTO]        1984,  Vice Chairman from  1976 to 1984,  Executive Vice President from
                  1974 to 1976 and Vice President from 1972 to 1974. He is a Director  of
                  Berkshire  Life  Insurance  Company.  He  is  President  of  the  State
                  University at  Albany Foundation,  a  Trustee of  Siena College  and  a
                  director  of the  United Way of  Northeastern N.Y.,  the Capital Region
                  Technology Development Council, and the Center for Economic Growth. Age
                  70.

                  FRANCIS L. McKONE joined the Company in 1964. He has been a Director of the Company  since  1983.  He  has  served  as  President  since  1984,
   [PHOTO]        Executive  Vice President from 1983 to 1984, Group Vice President-Paper
                  Making Products Group  from 1979  to 1983, and  prior to  1979 as  Vice
                  President  of the Company and Division President-Paper Making Products,
                  U.S. He is a member of  the Paper Industry Management Association,  the
                  Technical Association of the Pulp and Paper Industry, the Canadian Pulp
                  and  Paper Association, the  Board of Overseers of  the Lally School of
                  Management and Technology at  Rensselaer Polytechnic Institute and  the
                  Board of Trustees of Rensselaer Polytechnic Institute. Age 61.

                  THOMAS  R. BEECHER, JR. has been a  Director of the Company since 1969.
                  He has  been  President  of  Beecher  Securities  Corporation,  venture
   [PHOTO]        capital  investments, since 1979.  He is Chairman of  the Board of Rand
                  Capital Corporation and  a Director of  Fleet Bank of  New York,  Fleet
                  Trust  Company  and  Beecher  Securities Corporation.  He  is  a Regent
                  Emeritus of Canisius College,  a Trustee of  the LeBrun Foundation  and
                  Chairman of the Board of General Care Corporation. Age 60.

                  CHARLES  B.  BUCHANAN joined  the Company  in 1957.  He has  served the
                  Company as a Director since 1969 and Vice President and Secretary since
   [PHOTO]        1980. He is a Director of Fox Valley Corporation, a Trustee of Skidmore
                  College and Albany Medical Center and co-chairman of the Capital Region
                  School to Work Partnership. Age 64.

                  ALLAN STENSHAMN has been  a Director of the  Company since 1983.  Since
                  1976 he has been a partner in the law firm Lagerlof & Leman (previously
   [PHOTO]        Advokatfirman  Lagerlof)  in  Stockholm,  Sweden,  which,  among  other activities, provides  legal services  to  Swedish subsidiaries  of  the
                  Company.  He is the Chairman of the Board and a director of six Swedish subsidiaries of the Company:  Albany Nordiskafilt AB; Nordiskafilt  AB;
                  Nordiska  Maskinfilt AB; Nomafa AB;  Albany Wallbergs Fabriks A.B.; and
                  Dewa Consulting AB. In addition,  he holds directorships in 10  Swedish subsidiaries of U.S. companies, including CPC International, Inc., Mars
                  Inc.,  Merck & Co., Philip Morris Inc., and Texas Instruments, Inc. Age
                  62.

                  STANLEY I. LANDGRAF has been a  Director of the Company since 1987.  He
                  served   as  Chief   Executive  Officer   of  Mohasco   Corporation,  a
   [PHOTO]        manufacturer of interior furnishings, from 1978 to 1983 and as Chairman of the  Board from  1980 until  his retirement  in 1985.  He served  as
                  Acting President of Rensselaer Polytechnic Institute from 1987 to 1988.
                  He  is a Director  of Elenel Corp.  Mechanical Technology, Inc., Albany
                  Molecular Research Corp. and Transtech Systems, Inc., and a Trustee  of
                  Victory  Funds (mutual funds) and Rensselaer Polytechnic Institute. Age
                  70.

                  BARBARA P. WRIGHT has been a Director of the Company since 1989.  Since
                  1985  she has  been a partner  in the  law firm of  Finch, Montgomery &
   [PHOTO]        Wright, which is located in Palo Alto, California. She is a Director of
                  Uncle Henry's Fantastic Toy Factory and Secretary of several  nonprofit charitable  organizations,  including  The  David  and  Lucile  Packard
                  Foundation and The Monterey Bay Aquarium Foundation. Age 49.

                  JOSEPH G. MORONE has been a Director of the Company since January 1996.
                  Since 1993  he has  been Dean  of the  Lally School  of Management  and
   [PHOTO]        Technology  at Rensselaer Polytechnic  Institute. From 1991  to 1993 he
                  was the  Andersen  Consulting  Professor of  Management  at  the  Lally
                  School, and from 1992 to 1993 served as Director of the School's Center for  Science  and Technology  Policy. Prior  to  joining the  School of
                  Management, he  was a  senior  associate for  the Keyworth  Company,  a technology  consulting firm,  and worked in  General Electric Company's corporate research and development  department. He is  a member of  the
                  Critical  Technologies Subcouncil of the Competitiveness Policy Council
                  and the Board of Directors of Albany Medical Center. Age 42.

SHARE OWNERSHIP

    As of the close of business on March 15, 1996, shares of capital stock of the Company were beneficially owned by each of the directors, the named officers and all directors and officers as a group, as follows:

                                            SHARES OF     PERCENT OF      SHARES OF     PERCENT OF
                                             CLASS A      OUTSTANDING      CLASS B      OUTSTANDING
                                          COMMON STOCK      CLASS A     COMMON STOCK      CLASS B
                                          BENEFICIALLY      COMMON      BENEFICIALLY      COMMON
                                            OWNED (A)        STOCK          OWNED          STOCK
                                          -------------   -----------   -------------   -----------
J. Spencer Standish.....................   5,128,860(b)        17.19%    4,854,860(c)        86.45%
Francis L. McKone.......................     353,200(d)         1.41%        1,000(e)      (f)
Thomas R. Beecher, Jr...................     473,400(g)         1.88%      470,400(h)         8.38%
Charles B. Buchanan.....................     173,304(i)      (f)            --              --
Allan Stenshamn.........................       4,000         (f)            --              --
Stanley I. Landgraf.....................      22,000         (f)            --              --
Barbara P. Wright.......................      44,000(j)      (f)            --              --
Joseph G. Morone........................      --              --            --              --
Michael C. Nahl.........................     241,250(k)      (f)             1,000         (f)
Frank R. Schmeler.......................     161,040(l)      (f)            --              --
J. Weldon Cole..........................       1,000         (f)            --              --
All officers and directors as a group
 (21 persons including those named
 above).................................   6,700,168           21.57%    5,327,360           94.87%

------------------------
(a) Since shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis, they are reflected in the above table both as Class B shares beneficially owned and as Class A shares beneficially owned.

(b) Includes (i) 274,000 shares issuable upon exercise of options exercisable currently or within 60 days and (ii) 4,854,860 shares issuable upon conversion of an equal number of shares of Class B Common Stock. The nature of Mr. Standish's beneficial ownership of the Class B Shares is described in note (c) below.

(c) Includes (i) 3,200,000 shares held by J.S. Standish Company, a corporation of which he is a director and as to which he holds the power to elect all of the directors and (ii) 1,654,860 shares held by three trusts as to each of which he has sole voting and investment power. Does not include 126,000 shares of Class B Common Stock owned outright by his son, John C. Standish, or 126,000 shares of Class B Common Stock owned outright by his daughter, Christine L. Standish, as to which shares J. Spencer Standish disclaims beneficial ownership.

(d) Includes 46,200 shares owned outright, (ii) 306,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iii) 1,000 shares issuable upon conversion of an equal number of shares of Class B Common Stock. Does not include 10,000 shares owned outright by his spouse, as to which shares he disclaims beneficial ownership.

(e) Includes 1,000 shares owned outright. Does not include 3,200,000 shares held by J.S. Standish Company, of which he is a director.

(f) Ownership is less than 1%.

(g) Includes (i) 3,000 shares owned outright and (ii) 470,400 shares issuable upon conversion of an equal number of shares of Class B Common Stock. The nature of Mr. Beecher's ownership of Class B shares is described in note (h) below. Does not include 100 shares owned by his spouse, as to which shares he disclaims beneficial ownership.

(h) Includes (i) 235,200 shares held by a trust for the sole benefit of John C. Standish (son of J. Spencer Standish) and (ii) 235,200 shares held by a trust for the sole benefit of Christine L.

    Standish (daughter of J. Spencer Standish). Mr. Beecher is the sole trustee of such trusts with sole voting and investment power. Does not include 3,200,000 shares held by J.S. Standish Company, of which he is a director.

(i) Includes (i) 140,496 shares owned outright, (ii) 15,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iii) 17,808 shares held by a trust of which he is the sole trustee with sole voting and investment power and of which his wife is a beneficiary. Does not include 15,000 shares held by a trust of which Mr. Buchanan is a beneficiary. Mr. Buchanan has no voting or dispositive power as to such trust and disclaims beneficial ownership of such shares. Also does not include 19,840 shares owned outright by his spouse, as to which shares he disclaims beneficial ownership.

(j) Includes 44,000 shares owned outright as community property with her spouse. Does not include (i) 753,904 shares held in various trusts of which she is a beneficiary but in regard to which she has no voting or investment power or (ii) 200 shares held by a trust for the benefit of her son, as to which shares she has no voting or investment power and disclaims beneficial ownership.

(k) Includes (i) 250 shares owned outright, (ii) 235,000 shares issuable upon exercise of options exercisable currently or within 60 days, (iii) 1,000 shares issuable upon conversion of an equal number of shares of Class B Common Stock and (iv) 5,000 shares owned by a trust for the benefit of his mother, of which he is trustee.

(l) Includes (i) 33,040 shares owned outright and (ii) 128,000 shares issuable upon exercise of options exercisable currently or within 60 days.

Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated.

    The following persons have informed the Company that they are the "beneficial owners" (as defined by the rules of the Securities and Exchange Commission) of more than five percent of the Company's outstanding shares of Class A Common Stock:

                                                                PERCENT
                                                                  OF
                                              SHARES OF        OUTSTANDING
                                          COMPANY'S CLASS A     CLASS A
                                             COMMON STOCK       COMMON
NAME(S) (A)                               BENEFICIALLY OWNED     STOCK
----------------------------------------  ------------------   ---------
J. Spencer Standish.....................       5,128,860(b)          17.19%
J. S. Standish Company (c)..............       3,200,000(d)          11.47%
FMR Corp................................       2,721,942(e)          11.02%
Fidelity Management & Research
 Company................................       2,501,100(f)          10.12%
T. Rowe Price Associates, Inc...........       1,743,900(g)           7.06%
Bruce B. Purdy..........................       1,892,090(h)           7.66%
New England Investment Companies,
 L.P....................................       1,434,700(i)           5.81%
Mellon Bank Corporation.................       1,454,865(j)           5.89%
Mellon Bank, N.A........................       1,414,865(k)           5.73%
The Dreyfus Corporation.................       1,306,854(l)           5.29%
Norwest Corporation.....................       2,266,700(m)           9.17%
Norwest Colorado, Inc...................       1,553,200(n)           6.29%
Norwest Bank Colorado, N.A..............       1,553,200(o)           6.29%
Marshall & Ilsley Corporation...........       1,265,288(p)           5.12%

------------------------
(a) Addresses of the beneficial owners listed in the above table are as follows:
    J. Spencer Standish, c/o Albany International Corp., P.O. Box 1907, Albany, New York 12201; J. S. Standish Company, c/o J. Spencer Standish, Albany International Corp., P.O. Box 1907, Albany, New York 12201; FMR Corp. and Fidelity Management & Research Company, 82 Devonshire Street, Boston, Massachusetts 02109; T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202;

    Bruce B. Purdy, P.O. Box 8047, Incline Village, Nevada 89452; New England Investment Companies, L.P., 100 Park Avenue, New York, New York 10017; Mellon Bank Corporation, Mellon Bank N.A. and The Dreyfus Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258; Norwest Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026; Norwest Colorado, Inc., Norwest Bank Bldg., 1740 Broadway, Denver, Colorado 80274-8620; Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado 80274-8677; and Marshall & Ilsley Corporation, 770 N. Water Street, Milwaukee, Wisconsin 53202.

(b) The nature of Mr. Standish's ownership of these shares is described in  note
    (b) on page 4 of this proxy statement.

(c) J. S. Standish Company is a corporation as to which J. Spencer Standish holds the power to elect all of the directors. Current directors of J. S. Standish Company include J. Spencer Standish, John C. Standish (son of J. Spencer Standish), Christine L. Standish (daughter of J. Spencer Standish), Thomas R. Beecher, Jr. (a director of the Company) and Francis L. McKone (President and a director of the Company).

(d) Includes 3,200,000 shares issuable on conversion of an equal number of shares of Class B Common Stock.

(e) Edward C. Johnson 3d and Abigail P. Johnson, through their control of FMR Corp., may be deemed to be beneficial owners of these shares. Includes the 2,501,100 shares shown as beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. See note (f) below. FMR Corp. (and Edward C. Johnson 3d and Abigail P. Johnson, through their control of FMR Corp.) has the sole power to dispose or to direct the disposition of all of such shares, and sole power to vote or direct the vote of 167,842 of such shares. Includes 112,342 shares issuable upon conversion of the Company's 5 1/4% Convertible Subordinated Debentures due 2002, which were redeemed on March 15, 1996.

(f) Held by various investment companies to which Fidelity Management & Research Company ("Fidelity") acts as an investment advisor. Fidelity, and each of the investment companies, has sole power to dispose or direct the disposition of all such shares, and no power to vote or direct the voting of such shares. Fidelity carries out the voting of such shares under written guidelines established by the investment companies' board of trustees.

(g) These shares are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or shared power to vote. T. Rowe Price Associates, Inc. has sole power to vote or direct the vote of 53,900 of such shares and sole power to dispose or direct the disposition of all of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of these shares; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of the shares.

(h) Includes (i) 902 shares held by a trust of which Mr. Purdy is sole trustee and as to which he holds sole voting and investment power, (ii) 1,612,892 shares held by four separate trusts as to each of which Mr. Purdy is co-trustee sharing voting and investment power, and (iii) 215,296 shares held by two trusts as to each of which Barbara G. Purdy, his wife, is co-trustee sharing voting and investment power (Mr. Purdy disclaims beneficial ownership of such shares). Marshall & Ilsley Trust Company is a trustee of trusts holding an aggregate of 1,146,988 of the shares reported as beneficially owned by Mr. Purdy (see note (p) below).

(i) These shares are held by New England Investment Companies, L.P. on behalf of certain accounts for which New England Investment Companies, L.P. provides investment advice. Of these shares, New England Investment Companies, L.P. has the sole right to vote or direct the vote of 1,109,500 shares and sole power to dispose or direct the disposition of all of such shares.

(j) Includes those shares shown as beneficially owned by Mellon Bank, N.A. (see note (k) below) and The Dreyfus Corporation (see note (l) below), which are direct or indirect subsidiaries of Mellon Bank Corporation. All of the listed shares are held by Mellon Bank Corporation and its subsidiaries in their various fiduciary capacities. Mellon Bank Corporation and such subsidiaries have sole power to vote or direct the vote of all of the listed shares, sole power to dispose or direct the disposition of 147,000 shares, and shared power to dispose or direct the disposition of 1,306,865 shares.

(k) All of the listed shares are beneficially owned by Mellon Bank, N.A., and direct or indirect subsidiaries in their various fiduciary capacities. Mellon Bank, N.A. and such subsidiaries have sole power to vote or direct the vote of all of the listed shares, sole power to dispose or direct the disposition of 107,000 shares and shared power to dispose or direct the disposition of 1,306,865 shares.

(l) All of the listed shares are beneficially owned by The Dreyfus Corporation and direct or indirect subsidiaries in their various fiduciary capacities. The Dreyfus Corporation and such subsidiaries have sole power to vote or direct the vote, and shared power to dispose or direct the disposition, of all of the listed shares.

(m) Includes those shares shown as beneficially owned by Norwest Bank Colorado, N.A. (see note (o) below) and Norwest Colorado, Inc. (see note (n) below). Of the listed shares, Norwest Corporation has sole power to vote or direct the vote of 1,991,000 shares, shared power to vote or direct the vote of 3,000 shares, sole power to dispose of or direct the disposition of 1,800,700 shares and shared power to dispose or direct the disposition of 460,000 shares.

(n) Includes those shares deemed to be beneficially owned by Norwest Bank Colorado, N.A. (see note (o) below). Of these shares, Norwest Colorado, Inc. has sole power to vote or direct the vote of 1,277,500 shares, shared power to vote or direct the vote of 3,000 shares, sole power to dispose or direct the disposition of 1,515,200 shares and shared power to dispose or direct the disposition of 35,000 shares.

(o) Of these shares, by Norwest Bank Colorado, N.A. has sole power to vote or direct the vote of 1,277,500 shares, shared power to vote or direct the vote of 3,000 shares, sole power to dispose or direct the disposition of 1,515,200 shares and shared power to dispose or direct the disposition of 35,000 shares.

(p) These shares are beneficially owned by Marshall & Ilsley Corporation and its direct or indirect subsidiaries, including Marshall & Ilsley Trust Company and M & I Marshall & Ilsley Trust Company of Arizona, in their various fiduciary capacities. Marshall & Ilsley Corporation or such subsidiaries have sole power to vote or direct the vote of 439,048 of such shares, shared power to vote or direct the vote of 826,240 of such shares and shared power to dispose or direct the disposition of all of such shares.

    The following persons have informed the Company that they are the beneficial owners of more than five percent of the Company's outstanding shares of Class B Common Stock:

                                                                PERCENT
                                                                  OF
                                              SHARES OF        OUTSTANDING
                                          COMPANY'S CLASS B     CLASS B
                                             COMMON STOCK       COMMON
NAME(S) (A)                               BENEFICIALLY OWNED     STOCK
----------------------------------------  ------------------   ---------
J. Spencer Standish.....................       4,854,860(b)          86.45%
J. S. Standish Company (c)..............       3,200,000             56.98%
Thomas R. Beecher, Jr...................         470,400(d)           8.38%

------------------------
(a) Addresses of the beneficial owners listed in the above table are as follows:
    J. Spencer Standish, c/o Albany International Corp., P.O. Box 1907, Albany, New York 12201; J. S. Standish Company, c/o J. Spencer Standish, Albany International Corp., P.O. Box 1907, Albany, New York 12201; Thomas R. Beecher, Jr., c/o Beecher Securities Corporation, 200 Theater Place, Buffalo, New York 14202.

(b) The  nature of Mr. Standish's ownership of these shares is described in note
    (c) on page 4 of this proxy statement.

(c) See note (c) on page 6 of this proxy statement.

(d) The nature of Mr. Beecher's ownership  of these shares is described in  note
    (h) on page 4 of this proxy statement.

VOTING POWER OF MR. STANDISH

    J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as sole trustee of trusts for the benefit of children of J. Spencer Standish, now hold in the aggregate shares entitling them to cast approximately 69% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, if J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as such trustee, cast votes as expected, election of the director nominees listed above, approval of the Directors Annual Retainer Plan and election of Coopers & Lybrand as the Company's auditors will be assured.

                         DIRECTORS ANNUAL RETAINER PLAN

    To more closely align the interests of the members of the Board of Directors with those of the Company's stockholders, the Board of Directors has proposed, and recommends the approval of, a plan under which 50% of each director's annual retainer would be paid in the form of shares of Class A Common Stock. The text of the plan is as follows:

        "1. This plan shall govern the annual retainer payable for service as a member of the Board of Directors of Albany International Corp. ("the Company") during the period from the Annual Meeting of Stockholders of the Company in 1996 until it is amended by the Board of Directors of the Company. This Plan may not be amended more than once in any period of six months, except as may be required to comply with applicable laws. This Plan shall not affect any other fees payable to directors of the Company; fees other than the annual retainer shall continue to be determined from time to time by the Board of Directors.

        "2. The aggregate dollar amount of the annual retainer payable for service as a member of the Board of Directors shall be $20,000. Fifty percent (50%) of such retainer shall be paid in shares of Class A Common Stock of the Company, the exact number of shares to be paid for any year being determined on the basis of the per share closing price of such stock on the day of the Annual Meeting at which the election of directors for such year occurs, as shown in the composite index published for such day in the Wall Street Journal, rounded down to the nearest whole share ("the Valuation Price").

        "3. The portion of the director's annual retainer payable in shares shall be paid in full as promptly as practicable after each Annual Meeting. Upon delivery to a director, the shares shall be fully paid, non-assessable and not subject to forfeiture.

        "4. The portion of the directors' annual retainer not paid in shares -- that is the aggregate dollar amount of the annual retainer for the year less
    (i) the number of shares payable to each director for the year times (ii) the Valuation Price -- shall be paid to the directors in cash at such time or times during the year as the Board of Directors from time to time determines."

    See "Directors' Fees" on page 15 of this proxy statement for a description of directors' compensation.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (together hereinafter referred to as "the Named Officers"), based on salary and bonuses earned during 1995.

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                       ANNUAL COMPENSATION                   --------------------
                                      -----------------------------------------------------  RESTRICTED
                                       FISCAL                                OTHER ANNUAL      STOCK      STOCK      ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR       SALARY      BONUS (1)   COMPENSATION (2)   AWARDS     OPTIONS   COMPENSATION
------------------------------------  ---------  -----------  -----------  ----------------  ---------  ---------  -------------
J. Spencer Standish,                    1995     $   372,500  $   193,000         --            --         --       $  36,534(3)
 Chairman of the Board                  1994         372,500      175,000         --            --         --           5,376(3)
                                        1993         372,900      175,000         --            --         40,000      32,564(3)
Francis L. McKone,                      1995     $   451,250  $   307,500         --            --         40,000   $  37,296(3)
 President and Chief Executive          1994         426,250      252,400         --            --         40,000       --
 Officer                                1993         399,100      210,000         --            --         80,000      44,096(3)
Michael C. Nahl,                        1995     $   300,500  $   157,000         --            --         25,000   $  19,700(3)
 Senior Vice President and Chief        1994         290,424      128,000         --            --         25,000       2,745(3)
 Financial Officer                      1993         278,500      120,000         --            --         50,000      16,627(3)
Frank R. Schmeler,                      1995     $   285,150  $   168,800         --            --         25,000   $   8,015(4)
 Senior Vice President                  1994         256,975      125,800         --            --         20,000      26,558(4)
                                        1993         250,250      105,000         --            --         40,000      28,243(4)
J. Weldon Cole,                         1995     $   297,500  $   155,000         --            --         25,000   $     731(3)
 Senior Vice President                  1994         --           --              --            --         --           --
                                        1993         --           --              --            --         --           --

------------------------
(1) Reflects bonus earned during the fiscal year which was paid during the next fiscal year.

(2) While the Named Officers enjoy certain perquisites, such perquisites did not exceed the lesser of $50,000 or 10% of the salary and bonus of any of the Named Officers.

(3) Above-market earnings credited, but not paid or payable, to the Named Officer during the fiscal year with respect to deferred compensation.

(4) Includes (a) above market earnings of $5,854 in the case of 1995, $861 in the case of 1994 and $5,218 in the case of 1993 credited, but not paid or payable, to Mr. Schmeler during such fiscal year with respect to deferred compensation and (b) an international assignment premium of $2,161 in 1995, $25,697 in 1994 and $23,025 in 1993.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                  INDIVIDUAL GRANTS (1)                          (C)            (D)
---------------------------------------------------------     % OF TOTAL     EXERCISE
                                           (B)              OPTIONS/ SARS       OR                            (F)
                                  NUMBER OF SECURITIES        GRANTED TO       BASE           (E)         GRANT DATE
             (A)                   UNDERLYING OPTIONS/       EMPLOYEES IN      PRICE       EXPIRATION       PRESENT
NAME                                SARS GRANTED (#)         FISCAL YEAR      ($/SH)          DATE        VALUE $(2)
------------------------------  -------------------------   --------------   ---------   --------------   -----------
J. Spencer Standish...........         --                         --            --             --             --
Francis L. McKone.............            40,000                  9.2%          $22.25     5/18/15(3)       $ 425,167
Michael C. Nahl...............            25,000                  5.7%          $22.25     5/18/15(3)       $ 265,730
Frank R. Schmeler.............            25,000                  5.7%          $22.25     5/18/15(3)       $ 265,730
J. Weldon Cole................            25,000                  5.7%          $22.25     5/18/15(3)       $ 265,730

------------------------
(1) None of the grants referred to in the table included stock appreciation rights. Each stock option granted becomes exercisable as to 20% of the shares on each of the first five anniversaries of the date of grant but only if the optionee is then employed by the Company or a subsidiary. In the event of a voluntary termination of the optionee's employment, the option terminates as to all shares as to which it is not then exercisable, except that, in the case of a voluntary termination after age 62, the option becomes exercisable, immediately prior to such termination, as to one-half of the shares as to which it is not then exercisable. The exercise price for each option granted is the fair market value of a share of Class A Common Stock on the date of grant.

(2) Calculated using the Black-Scholes method which includes the following assumptions: expected volatility factor of 25.0% based upon 1990-95 weekly common stock price variation of high, low and closing prices; risk-free (twenty-year U.S. Treasury Bond) interest rate of 6.74% for the twenty-year options converted to the continuous 365-day yield of 6.523%; and dividend yields at the date of grant for each option of 1.80%. No adjustments were made for certain factors which are generally recognized to reduce the value of option contracts: i.e. that the option grants have limited transferability; the options step-vest at 20% each year after the date of grant and, therefore, are not fully exercisable for five years; and there exists a risk of forfeiture of the non-vested portion of an option if employment is terminated.

(3) The Stock Option Committee may, at any time, accelerate the expiration date to a date not less than ten years from the date of the grant.

OPTION/SAR EXERCISES DURING 1995 AND YEAR-END VALUES

    No stock options or stock appreciation rights were exercised by any of the Named Officers during 1995. The following table sets forth information with respect to the Named Officers concerning the numbers and value of stock options outstanding at December 31, 1995. No stock appreciation rights were outstanding at that date.

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                           OPTIONS AT DECEMBER 31,       AT DECEMBER 31, 1995
                                                                   1995 (#)                     ($)(1)
                                                          --------------------------  --------------------------
NAME                                                      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------------------------  -----------  -------------  -----------  -------------
J. Spencer Standish.....................................     266,000         24,000   $   706,250   $    75,000
Francis L. McKone.......................................     290,000        120,000       736,250       120,000
Michael C. Nahl.........................................     225,000         75,000       575,000        75,000
Frank R. Schmeler.......................................     120,000         65,000       177,500        60,000
J. Weldon Cole..........................................      --             25,000       --            --

------------------------
(1) Represents the difference between the closing price of the Company's Class A Common Stock on December 31, 1995 and the exercise price of the options.

PENSION PLAN TABLE

    The following table shows, as of December 31, 1995, the maximum amounts payable (on a straight life annuity basis) at age 65 under the Company's Pension Plus Plan. The amounts shown are without regard to the impact of the limits on credited earnings prescribed by Section 401 of the Internal Revenue Code and on annual benefits prescribed by Section 415 of the Internal Revenue Code, in each case as described in the Pension Plus Plan.

              MAXIMUM ANNUAL BENEFITS UPON RETIREMENT WITH YEARS OF SERVICE
                            THROUGH MARCH 31, 1995 INDICATED
 CREDITED    ---------------------------------------------------------------
EARNINGS (1)  15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-----------  -----------  -----------  -----------  -----------  -----------
                                (ROUNDED TO NEAREST $500)
 $ 125,000   $    26,500  $    35,000  $    44,000  $    52,500  $    54,000
   150,000        32,000       42,500       53,000       64,000       66,000
   175,000        37,500       50,000       62,500       75,000       77,500
   200,000        43,000       57,500       72,000       86,500       89,000
   225,000        49,000       65,000       81,500       97,500      100,500
   250,000        54,500       72,500       91,000      109,000      112,000
   300,000        65,500       87,500      109,500      131,500      135,000
   350,000        77,000      102,500      128,500      154,000      158,500
   400,000        88,000      117,500      147,000      176,500      181,500
   450,000        99,500      132,500      166,000      199,000      204,500
   500,000       110,500      147,500      184,500      221,500      227,500

------------------------
(1) The Company's Pension Plus Plan, applicable to all salaried and most hourly employees in the United States, provides generally that an employee who retires at his normal retirement age (age 65) will receive a maximum annual pension equal to (a) 1% of his average annual base compensation for the three most highly compensated consecutive calendar years in his last ten years of employment times his years of service (up to 30) plus (b) .5% of the amount by which such average annual base compensation exceeds a Social Security offset ($23,860 in 1995, increasing thereafter in proportion to the increase in the Social Security Taxable Wage Base) times his years of service (up to 30) plus (c) .25% of such average annual base compensation times his years of service in excess of 30. Effective April 1, 1994, the aggregate benefit payable pursuant to clauses (a) and (b) above was reduced to 1% of such average annual compensation for years of service (up to 30) earned after March 31, 1994. Effective January 1, 1999, this benefit will be reduced further to .75% of such average annual compensation for years of service (up to 30) earned after December 31, 1998. The numbers in the above table do not reflect these reductions.

    In the case of the Named Officers, base compensation for purposes of the Pension Plan is the amount shown as "Salary" in the Summary Compensation Table. The number of credited years of service under the Plan, for each of the Named Officers are as follows: 44 years for J. Spencer Standish; 32 years for Francis
L. McKone; 15 years for Michael C. Nahl; 32 years for Frank R. Schmeler; and 1 year for J. Weldon Cole.

    Section 415 of the Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Section 401 of the Code also limits the amount of annual compensation that may be used to calculate annual benefits under such plans. The Company has adopted an unfunded supplemental employee retirement plan pursuant to which the Company will replace any Pension Plus Plan benefits (calculated as described in Note 1 to the preceding table) which a participant is prevented from receiving by reason of these limitations. All employees -- including executive officers -- to whom such limitations become applicable are eligible to receive benefits under the unfunded supplemental employee retirement plan.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions with respect to compensation of executive officers and the grant of stock options were made for 1995 by the Compensation and Stock Option Committee of the Board of Directors, composed of Directors Beecher, Landgraf, Standish, Stenshamn and Wright. As Chairman of the Board, Mr. Standish is an employee of the Company. None of the other members of the Committee is an employee.

    The Compensation and Stock Option Committee ("the Committee") has provided the following report:

    COMPENSATION OF THE EXECUTIVE OFFICERS

    The Committee seeks to compensate the executive officers of the Company, including the Chief Executive Officer, at levels, and in a manner, which will

       (a) enable the Company to attract and retain talented, well qualified, experienced and highly-motivated individuals whose performance will substantially enhance the Company's performance; and

       (b) closely align the interests of each executive officer with the interests of the Company's stockholders.

    These objectives are pursued through a base salary, annual cash bonuses and stock options.

    Total cash compensation of each executive officer -- base salary plus annual cash bonus -- is intended to be competitive with companies with which the Company competes for executive talent. The Committee believes that such competitors are not limited to companies in the same industry and that comparisons should be made to the compensation practices of a cross-section of U.S. industrial companies with comparable sales volumes and international complexity. Accordingly, the Company periodically retains the services of professional compensation consultants to compare the compensation of its executive officers with such a cross-section. Consultants were most recently retained for this purpose in 1992. In addition, the Committee reviews such published surveys and other materials regarding compensation as are provided from time to time by the Company's Human Resources department, as well as published information with respect to the companies included in the peer group selected for the performance graph on page 15 of this proxy statement.

    In general, the Committee sought to achieve total cash compensation for 1995 for each executive officer, including the Chief Executive Officer, which would place it at the median of compensation paid by U.S. industrial companies with comparable sales volumes and international complexity to executives with comparable talents, qualifications, experience and responsibilities. Where positions of a comparable nature could not be identified in comparable companies, total cash compensation was established by reference to other positions within the Company for which comparisons could be identified. The Committee also made such adjustments as it deemed appropriate to reflect the past and anticipated performance of the individual executive officer, to take into account various subjective criteria such as leadership ability, dedication and initiative, and to achieve internal equity in compensation.

    Base salaries of executive officers -- including each of the Named Officers -- are established as a percentage of targeted total cash compensation for each officer, the percentage ranging from 66 2/3% in the case of the Chief Executive Officer to approximately 77% in the case of other executive officers. Base salaries are not based on corporate or business unit performance. Annual cash bonuses, on the other hand, are focused on corporate and business unit performance factors identified by the Committee and on the performance of the individual executive officer in the relevant fiscal year. A cash bonus sufficient to bring total cash compensation to the targeted level is paid only if the Committee determines that performance levels which it considers appropriate for the particular fiscal year have been achieved. Lesser bonuses will be paid if such performance levels are not achieved and larger bonuses, not exceeding 100% of base salary, will be paid if performance exceeds such levels.

    Salaries of executive officers are customarily adjusted in April of each year. In April 1995 the salaries of all executive officers were increased by an average of approximately 4.1% to reflect the reported rate of increases by comparable companies. Increases actually granted to executive officers ranged from zero to 7.5%.

    Early in the year the Committee determined that cash bonuses for executive officers for 1995 would be based on Company performance with respect to operating income, share of market and management of inventories and accounts receivable. The Committee indicated that greatest emphasis would be given to operating income performance, that performance with respect to share of market would receive second highest emphasis and that management of inventories and accounts receivable would be given somewhat less, but still substantial emphasis. The Committee authorized management to assign a greater emphasis to control of inventories and accounts receivable in recommending bonuses for units where such emphasis was desirable. The Committee further indicated that it would exercise its discretion, after the close of the fiscal year, in determining to what extent cash bonuses had been earned and reserved the right to take individual performance factors into account and to employ both objective and subjective criteria.

    Following the close of 1995, the Committee reviewed Company performance with respect to the three factors it had identified. Particularly noting the very substantial year-to-year increase in operating income, the Committee determined that, as a general matter, bonuses for executive officers for 1995 should be above their target levels, with variations made on the basis of individual performance.

    The Company has two stock option plans, the 1988 Stock Option Plan and the 1992 Stock Option Plan. No stock appreciation rights may be granted under the plans and stock options granted may not be treated as Incentive Stock Options under the Internal Revenue Code. Options granted under the plans are intended as an incentive to officers and other key employees of the Company to encourage them to remain in the employ of the Company by affording them a greater interest in its success. The Committee determines when options become exercisable. Normally, 20% of each grant becomes exercisable each year but only if the optionee is an employee at the time. The exercise price of each option is the market price of the Company's shares on the date of the grant.

    The size of the individual stock options granted during 1995, including the option granted to the Chief Executive Officer, was determined entirely by the discretion of the Committee. The principal factors influencing the size of individual grants in 1995 were position responsibility, compensation level and internal equity. The Committee also considered matters which pertained to the particular individual and which were relevant to the plans' purpose of encouraging continued employment, including the performance of the individual, the number of options already held by the individual and the extent to which such options had not yet become exercisable. In determining the size of individual grants, the Committee does not consider measures of corporate performance. In May 1995, the Committee granted options to four of the Named Officers (Mr. McKone, 40,000 shares; Mr. Nahl, 25,000 shares; Mr. Schmeler, 25,000 shares and Mr. Cole, 25,000 shares).

    At the present time the Committee does not anticipate that Section 162(m) of the Internal Revenue Code will in the ordinary course prevent the Company from deducting executive officer compensation as an expense on its corporate income tax returns. As a result, the Committee has not had to decide whether to qualify, or not to qualify, any particular form of compensation under that section of the Code.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER

    As in the case of the other executive officers, the target total cash compensation of Mr. McKone for 1995 was set at a level believed by the Committee to be reasonably competitive with compensation paid by comparable U.S. industrial companies to executives with comparable talents, qualifications, experience and responsibilities. The Committee also took into account Mr. McKone's many years of outstanding service to the Company. In April 1995 Mr. McKone received a 6.1% salary increase, reflecting the Committee's favorable evaluation of Mr. McKone's overall performance as Chief Executive Officer in a difficult business environment. In February 1996, the Committee granted Mr. McKone an above-target bonus with respect to 1995, taking into consideration the very substantial improvement in the Company's earnings and operating income in 1995, despite difficult market conditions, and Mr. McKone's leadership in controlling costs, increasing productivity, developing new and improved products and expanding the Company's role in Asia. In May 1995, the Committee granted an option to Mr. McKone for 40,000 shares. In making this grant, the Committee took into account the importance to the Company of retaining Mr. McKone's outstanding leadership in a difficult business environment and the fact that the options then held by him would shortly be exercisable as to all but 80,000 shares.

                                          Compensation and Stock Option
                                          Committee
                                             Thomas R. Beecher, Chairman
                                             Stanley I. Landgraf
                                             J. Spencer Standish
                                             Allan Stenshamn

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee is composed of Directors Beecher, Landgraf, Standish, Stenshamn and Wright. Mr. Standish, as Chairman of the Board, is an officer and employee of the Company. Mr. Stenshamn is an officer (Chairman of the Board) and a director of six Swedish subsidiaries of the Company: Albany Nordiskafilt AB; Nordiskafilt AB; Nordiska Maskinfilt AB; Nomafa AB; Albany Wallbergs Fabriks A.B.; and Dewa Consulting AB. Mr. Standish, Mr. McKone and Mr. Beecher are members of the Board of Directors of J. S. Standish Company ("JSSC"). Mr. Standish and Mr. Beecher are also officers of JSSC (President and Secretary, respectively). The Board of Directors of JSSC serves the functions of a compensation committee. The aggregate amount received with respect to all services rendered to JSSC during 1995 was $2,100 in the case of each of Messrs. Standish and McKone and $3,000 in the case of Mr. Beecher.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total stockholders return of the Company's Class A Common Stock during the five years ended December 31, 1995 with the cumulative total return on the S&P 500 Index and a selected peer group.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        1990       1991       1992       1993       1994       1995
Albany Internation-
al                       $100.0     $156.4     $157.3     $196.1     $200.9     $193.4
Peer Group               $100.0     $115.5     $137.5     $159.7     $121.6     $101.4
S&P 500                  $100.0     $130.5     $140.4     $154.6     $156.6     $215.5

The peer group consists of companies in related industries with approximately equivalent sales volumes. Companies included are: Dixie Yarns, Inc., Guilford Mills, Inc., Nashua Corporation, and Pope & Talbot, Inc. There are no comparable paper machine clothing manufacturers with publicly reported financial statements.

The comparison assumes $100 was invested on December 31, 1990 in the Company's Class A Common Stock, the S&P 500 Index and the peer group and assumes reinvestment of dividends.

DIRECTORS' FEES

    Directors who are not employees of the Company receive an annual retainer in the amount of $20,000. If the Directors Annual Retainer Plan is approved, one-half of the retainer will be received in the form of shares of Class A Common Stock of the Company (the number of shares being determined on the basis of the closing price of the shares on the day of the Annual Meeting). In addition, such Directors are paid $700 for each meeting of the Board or a committee thereof that they attend up to a maximum payment of $1,400 for any one day (or, in the case of a committee chairman, $1,700 per day), and are paid $700 for each day they are engaged in Company business at the request of the Chairman of the Board. Committee chairmen are paid $1,000 for each committee meeting they attend. Each Director may elect to defer payment of all or any part of the cash fees payable for services as a Director. In addition, each director whose service as a director terminates after such director attains age 65 and who is not eligible to receive a pension under any other Company retirement program is entitled to receive an annual pension equal to the annual retainer payable to non-employee members of the

Board of Directors at the time of his or her termination of service, which annual pension is payable in equal quarterly installments during his or her lifetime for a number of years equal to the number of full years of service by such person as a director.

    Mr. Stenshamn received, in addition to fees received by him for his services during 1995 as a Director of the Company, total fees of approximately $4,700 for his services during 1995 as a Director of subsidiaries of the Company.

COMMITTEES

    Among the committees of the Board of Directors are a Compensation and Stock Option Committee, the members of which are Directors Beecher, Landgraf, Standish, Stenshamn and Wright, and an Audit Committee comprised of Directors Landgraf, Stenshamn, Wright and Morone.

    The Compensation and Stock Option Committee met four times in 1995. The Committee determines the compensation of the executive officers of the Company, establishes compensation policy for management generally, decides upon the grant of options under, and administers, the Company's stock option plans and makes recommendations to the Board of Directors as to possible changes in certain employee benefits. The Committee also makes recommendations to the Board as to the election of officers. Recommendations of persons for nomination as Directors may be sent to the attention of the Company's Secretary.

    The Audit Committee met two times in 1995. The Committee recommends the engagement of auditors and reviews the planning and scope of the audit and the results of the audit. The Committee also reviews the Company's policies and procedures on internal accounting and financial controls. The implementation and maintenance of internal controls is understood to be primarily the responsibility of management.

ATTENDANCE

    The Board of Directors of the Company met five times during 1995. Each Director attended 75% or more of the aggregate of the number of meetings of the Board and of the committees of the Board on which he or she served.

COMPLIANCE WITH STOCK OWNERSHIP REPORTING REQUIREMENTS

    Section 16(a) of the Exchange Act requires the Company's directors and officers, and any persons holding more than 10% of the Company's Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the year ended December 31, 1995, all persons who were subject to the reporting requirements of Section 16(a) complied with such requirements, except that Mr. Dufresne, an officer of the Company, failed to report timely the acquisition of three shares of Class A Common Stock pursuant to a dividend reinvestment plan through his broker. This omission was corrected by Mr. Dufresne's filing of an amended report.

                              ELECTION OF AUDITORS

    The Board of Directors proposes and recommends the election, at the Annual Meeting, of the firm of Coopers & Lybrand as the Company's auditors for the year 1996. This firm of independent certified public accountants has served as the Company's auditors since 1959. Coopers & Lybrand has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company or any of its subsidiaries. A representative of the firm will be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at P.O. Box 1907, Albany, New York, 12201-1907 not later than November 29, 1996 in order to be considered for inclusion in the Company's proxy statement and form of proxy.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally by or telephone.

                                                   CHARLES B. BUCHANAN
                                                        SECRETARY
March 29, 1996

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /  /


PROPOSALS OF THE BOARD OF DIRECTORS
------------------------------------
                                                                                          For All
1. Election of Directors,  (Nominees listed on reverse side).   For          Withheld     Except
                                                                 /  /        /   /          /  /           ------------------------
                                                                                                            Nominee(s) Exceptions

2. Approval of the Directors Annual Retainer Plan.              For          Against      Abstain
                                                                /  /         /  /           /  /


OTHER MATTERS
--------------
3.  Approval of auditors.                                       For          Against      Abstain
                                                                /  /         /  /           /   /



4. In their discretion upon other matters that may properly come before this meeting.

This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.


Dated                                                                  ,1996
      -----------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

Signature(s) of Stockholder(s)

PROXY                                                                      PROXY
                           ALBANY INTERNATIONAL CORP.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRCTORS
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 1996


     The undersigned hereby constitutes and appoints J. Spencer Standish, Thomas
R. Beecher, Jr. and Charles B. Buchanan, and each of them, the true and lawful agents and proxies of the undersigned, with full power of substitution in each, to vote, as indicated herein, all of the shares of Common Stock which the undersigned would be entitled to vote if present in person, at the Annual Meeting of Stockholders of ALBANY INTERNATIONAL CORP. to be held at the Company's Press Fabrics Division, 253 Troy Road (Route 4), East Greenbush, New York on Tuesday, May 14, 1996, at 10:00 a.m. local time, and any adjournment or adjournments thereof, on matters coming before said meeting.

     The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR proposals 1, 2 and 3.

     Election of Directors, Nominees: J. Spencer Standish, Francis L. McKone, Thomas R. Beecher, Jr., Charles B. Buchanan, Allan Stenshamn,
     Stanley I. Landgraf, Barbara P. Wright and Joseph G. Morone

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY card  promptly using the enclosed envelope.

                           (Continued on reverse side)